Exhibit 15

Deloitte LLP 2 New Street Square London EC4A 3BZ Tel: +44 (0) 20 7936 3000 Fax: +44 (0)20 7583 1198 LDE: DX 599 www.deloitte.co.uk
The Board of Directors
Cadbury plc
Cadbury House
Sanderson Road
Uxbridge
Middlesex
UB8 IDH
26 March 2009
Dear Sirs
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-101526 on Form S-8 of our reports dated 26 March 2009, relating to the financial statements of Cadbury plc, and the effectiveness of Cadbury plc’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Cadbury plc for the year ended 31 December 2008.

Deloitte LLP
Chartered Accountants and Registered Auditors
London, United Kingdom
26 March 2009

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